                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


                            TRANS-LUX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             TRANS-LUX CORPORATION
                              110 RICHARDS AVENUE
                        NORWALK, CONNECTICUT 06856-5090
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on Wednesday, May 27, 1998 at 10:00 A.M. local time for the following purposes:

          1. To elect four directors to serve for a term of three years, in each case until their successors shall be elected and shall have qualified;

          2. To consider and act upon separate proposals to amend the Corporation's Certificate of Incorporation to (a) increase authorized shares of Common Stock to 11,000,000 shares and (b) increase authorized shares of Class A Stock to 6,000,000 shares;

          3. To consider and act upon a proposal to recommend to the Board of Directors the retention of Deloitte & Touche LLP as the Corporation's independent auditors for the ensuing year; and

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on March 31, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                              ANGELA D. TOPPI
                                                 Secretary

Dated: Norwalk, Connecticut
       March 31, 1998

--------------------------------------------------------------------------------

Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
--------------------------------------------------------------------------------

                             TRANS-LUX CORPORATION
                              110 RICHARDS AVENUE
                        NORWALK, CONNECTICUT 06856-5090
                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation"), of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Wednesday, May 27, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than April 15, 1998. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

     The close of business on March 31, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on March 31, 1998 and entitled to notice of and to vote at the Meeting 992,843 shares of Common Stock and 297,286 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting and each outstanding share of Class B Stock is entitled to ten votes on all matters voted on at the Meeting. The holders of Common Stock and Class B Stock vote together to elect directors and recommend auditors and as separate classes on the proposals to amend the Corporation's Certificate of Incorporation to increase authorized shares of Common Stock and Class A Stock.


     Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 31, 1998 (or such other date specified) with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock and/or Common Stock and who is deemed to be such beneficial owner of the Corporation's Class B Stock and Common Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table; and
(iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.


                                                                  AMOUNT                    PERCENT
                                                               BENEFICIALLY     PERCENT     OF ALL
      NAME, STATUS AND MAILING ADDRESS         TITLE OF CLASS     OWNED         OF CLASS    CLASSES
      --------------------------------         --------------  ------------     --------    -------
Richard Brandt...............................  Class B Stock      189,195(1)     63.64%     14.66%
Chairman of the Board of Directors and         Common Stock        16,068(1)      1.59%      1.23%
beneficial owner of more than 5% of the
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT 06856-5090
Fidelity Low-Priced Stock Fund...............  Common Stock        94,279(2)      9.14%      7.10%
Beneficial owner of more than 5% of the
Corporation's Common Stock
82 Devonshire Street
Boston, MA 02109-3614
Franklin Resources, Inc......................  Common Stock     1,141,797(3)     53.49%     46.95%
Beneficial owner of more than 5% of the
Corporation's Common Stock
777 Mariners Island Blvd.
San Mateo, CA 94404
Froley, Revy Investment Co., Inc.............  Common Stock       383,216(4)     27.85%     22.90%
Beneficial owner of more than 5% of the
Corporation's Common Stock
10900 Wilshire Blvd., Suite 1050
Los Angeles, CA 90024
Gabelli Funds, Inc...........................  Common Stock       111,254(5)     10.83%      8.40%
Beneficial owner of more than 5% of the
Corporation's Common Stock
One Corporate Center
Rye, NY 10580-1434
The Killen Group, Inc........................  Common Stock       603,241(6)     43.42%     35.77%
Beneficial owner of more than 5% of the
Corporation's Common Stock
1199 Lancaster Avenue
Berwyn, PA 19312
The TCW Group, Inc. .........................  Common Stock        62,800(7)      6.33%      4.87%
Beneficial owner of more than 5% of the
Corporation's Common Stock
865 South Figueroa Street
Los Angeles, CA 90017
Matthew Brandt...............................  Class B Stock       23,700         7.97%      1.84%
Beneficial owner of more than 5% of the        Common Stock         2,300(8)          *          *
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT 06856-5090

                                                                  AMOUNT                    PERCENT
                                                               BENEFICIALLY     PERCENT     OF ALL
      NAME, STATUS AND MAILING ADDRESS         TITLE OF CLASS     OWNED         OF CLASS    CLASSES
      --------------------------------         --------------  ------------     --------    -------
Thomas Brandt................................  Class B Stock       23,700(9)      7.97%      1.84%
Beneficial owner of more than 5% of the        Common Stock         1,354             *          *
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT 06856-5090
Steven Baruch................................  Common Stock           600             *          *
Director
110 Richards Avenue
Norwalk, CT 06856-5090
Howard M. Brenner............................  Common Stock         1,500(10)         *          *
Director
277 Park Avenue
New York, NY 10172
Jean Firstenberg.............................  Common Stock         1,420(11)         *          *
Director
110 Richards Avenue
Norwalk, CT 06856-5090
Allan Fromme.................................  Class B Stock        2,013             *          *
Director                                       Common Stock         2,900(12)         *          *
110 Richards Avenue
Norwalk, CT 06856-5090
Robert Greenes...............................  Common Stock         5,056(13)         *          *
Director
110 Richards Avenue
Norwalk, CT 06856-5090
Gene Jankowski...............................  Common Stock         2,500             *          *
Director
110 Richards Avenue
Norwalk, CT 06856-5090
Victor Liss..................................  Class B Stock        9,728         3.27%          *
Director, Vice Chairman, President             Common Stock        53,306(14)     5.13%      3.99%
and Chief Executive Officer
110 Richards Avenue
Norwalk, CT 06856-5090
Howard S. Modlin.............................  Class B Stock        8,751(15)     2.94%          *
Director                                       Common Stock         2,500(15)         *          *
445 Park Avenue
New York, NY 10022
Michael R. Mulcahy...........................  Common Stock         7,303(16)         *          *
Executive Vice President
110 Richards Avenue
Norwalk, CT 06856-5090
Karl P. Hirschauer...........................  Common Stock         3,629(17)         *          *
Senior Vice President
110 Richards Avenue
Norwalk, CT 06856-5090
Thomas F. Mahoney............................  Common Stock         1,000(18)         *          *
Senior Vice President
110 Richards Avenue
Norwalk, CT 06856-5090
All directors and executive officers.........  Class B Stock      257,087(19)    86.48%     19.93%
as a group (17 persons)                        Common Stock       110,586(19)    10.23%      8.02%

---------------
 (1) The amount includes 12,500 shares of Common Stock acquirable upon exercise of stock options, 3,568 shares of Common Stock acquirable upon conversion of $50,000 principal amount of the Corporation's 7 1/2% Convertible Subordinated Notes due 2006 (the "Notes"), and 4,232 shares of Class B Stock owned by Mrs. Brandt.


 (2) Based on Schedule 13G dated February 14, 1998 by FMR Corp. ("FMR") a parent holding company, Edward C. Johnson III and Abigail P. Johnson, shareholders and directors of FMR whose family members may be deemed to control FMR, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and a registered investment adviser, and Fidelity Low-Priced Stock Fund (the "Fund"), a registered investment company, the amount includes 38,179 shares of Common Stock acquirable upon conversion of $535,000 principal amount of the Notes, all of which were owned by the Fund. FMR has sole power to dispose or to direct the disposition of such shares. Fidelity carries out the voting of the shares based on written guidelines by the Fund's Board of Directors.

 (3) Based on Schedule 13G, Amendment No. 1 dated February 6, 1998 by Franklin Resources, Inc., a parent holding company, Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of said company and Franklin Advisers, Inc., an investment adviser, the amount includes 1,141,797 shares of Common Stock acquirable upon conversion of $16,000,000 principal amount of the Notes beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc., each of which is a registered investment advisor and which have all voting and investment power over the Notes.

 (4) Based on Schedule 13G dated February 14, 1997 and other telephonic advice, by Froley, Revy Investment Co., Inc., a registered investment adviser, the amount includes 383,216 shares of Common Stock acquirable upon conversion of $5,370,000 principal amount of the Notes held in accounts of its clients, none of which would hold 5% or more of the Common Stock upon conversion. The investment adviser has sole dispositive power and no voting power with respect thereto.


 (5) Based on Schedule 13D, Amendment No. 25, dated March 16, 1998 by Gabelli Funds, Inc., parent holding company and registered investment adviser, the amount includes 34,254 shares of Common Stock acquirable upon conversion of $480,000 principal amount of the Notes. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, Inc. has sole voting power and sole dispositive power over such shares.


 (6) Based on Schedule 13G, Amendment No. 1 dated February 17, 1998 and other telephonic advice, by Killen Group, Inc., a registered investment adviser, has sole dispositive power of 206,823 shares of Common Stock and sole power to vote 71,200 of such shares, and its clients for whom the shares were purchased, have the right to the proceeds of a sale. The amount also includes 396,418 shares acquirable upon conversion of $5,555,000 principal amount of the Notes held for such client accounts.

 (7) Based on amended Schedule 13G, Amendment No. l, dated February 16, 1996 filed by such parent holding company and Robert Day who is deemed to control The TCW Group, Inc. and also deemed a parent holding company and other telephonic advice. The TCW Group, Inc. has sole voting power and sole dispositive power over all such 62,800 shares.


 (8) The amount includes 1,820 shares of Common Stock acquirable upon exercise of stock options. Mr. Matthew Brandt is Mr. R. Brandt's son.



 (9) Mr. Thomas Brandt is Mr. R. Brandt's son.


(10) The amount includes 500 shares of Common Stock acquirable upon exercise of stock options.

(11) The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.


(12) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options. Dr. Fromme is Mr. R. Brandt's brother-in-law.


(13) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options.

(14) The amount includes 45,900 shares of Common Stock acquirable upon exercise of stock options.

(15) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options, 3,460 shares of Class B Stock owned by Mr. Modlin's immediate family and 2,479 shares of Class B Stock in trust for Mr. Modlin's immediate family.

(16) The amount includes 4,000 shares of Common Stock acquirable upon exercise of stock options.

(17) The amount includes 3,000 shares of Common Stock acquirable upon exercise of stock options.

(18) The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.

(19) The amount includes 84,509 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options), 10,171 shares of Class B Stock set forth in footnotes 1 and 15 above and 3,568 shares of Common Stock acquirable upon conversion of the Notes set forth in footnote 1 above.

  * Less than 1%

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Four directors are to be elected at the May 27, 1998 Annual Meeting for a three-year term, and until their successors have been elected and qualified. Messrs. R. Brandt, Jankowski and Liss and Ms. Firstenberg nominated for election as directors for a three-year term were each elected a director of the Corporation at the 1995 Annual Meeting of Stockholders.

     Set forth opposite the name of the nominees and each director is their principal occupation for the past five years, age, the name and principal business of any corporation or other organization in which such employment is carried on, certain other directorships held, the year first elected as a director and the year in which the term of office for which they are a nominee or the term of office of such person will expire.

                                                                                         FIRST
                                                                                         BECAME     TERM
               NAME                 PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE   DIRECTOR   EXPIRES
               ----                 -------------------------------------------------   --------   -------
NOMINEES -- THREE-YEAR TERM
Richard Brandt....................  Chairman of the Board of Trans-Lux Corporation;       1954      2001
                                    Director of Presidential Realty Corporation; Vice
                                    Chairman and Trustee of The College of Santa Fe;
                                    Chairman Emeritus and Trustee of the American Film
                                    Institute; Trustee of American Theatre Wing; 70
Jean Firstenberg..................  Chief Executive Officer and Director of the           1989      2001
                                    American Film Institute; Trustee of Boston
                                    University; 62
Gene Jankowski....................  Chairman of Jankowski Communications System, Inc.;    1994      2001
                                    formerly President and Chairman of the CBS
                                    Broadcast Group; Adjunct Professor of
                                    Telecommunications for Michigan State University;
                                    Chairman Emeritus of the American Film Institute;
                                    Director of The Advertising Educational
                                    Foundation; and Advisor to the World Press Freedom
                                    Foundation; 63
Victor Liss.......................  Vice Chairman of the Board, President and Chief       1988      2001
                                    Executive Officer of Trans-Lux Corporation;
                                    Director of Anthem, Inc. and Anthem Blue Cross &
                                    Blue Shield of Connecticut; Trustee of Norwalk
                                    Hospital; 61

                                                                                         FIRST
                                                                                         BECAME     TERM
               NAME                 PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE   DIRECTOR   EXPIRES
               ----                 -------------------------------------------------   --------   -------
DIRECTORS -- TWO-YEAR REMAINING TERM
Allan Fromme......................  Psychologist, Author, Consultant, Chairman of the     1958      2000
                                    Executive Committee of Trans-Lux Corporation; 82
Steven Baruch.....................  Executive Vice President of Presidential Realty       1994      2000
                                    Corporation; Producer of plays and musicals, among
                                    them Driving Miss Daisy, Angels in America, Love
                                    Letters, Smokey Joe's Cafe and the Broadway
                                    revivals of Damn Yankees, A Funny Thing Happened
                                    on the Way To The Forum and The Sound of Music; 59
Howard M. Brenner.................  Vice Chairman of Loewenbaum & Company                 1997      2000
                                    Incorporated, formerly Vice Chairman of Southcoast
                                    Capital Corporation and President of Brenner
                                    Securities Corporation which was merged into
                                    Southcoast Capital Corporation which changed its
                                    name to Loewenbaum & Company Incorporated;
                                    formerly President of Drexel Burnham Lambert
                                    Incorporated; former member of Board of Governors
                                    of the American Stock Exchange and District 10
                                    Committee (NY) National Association of Securities
                                    Dealers Inc.; 64

DIRECTORS -- ONE-YEAR REMAINING TERM
Robert Greenes....................  Vice Chairman of the Executive Committee of           1971      1999
                                    Trans-Lux Corporation; President of Petroconsult,
                                    Inc.; President of East Coast Energy Council;
                                    formerly President and Chief Executive Officer of
                                    Public Fuel Service Inc. and all of its
                                    subsidiaries; 77
Howard S. Modlin..................  Attorney and member of the firm Weisman Celler        1975      1999
                                    Spett & Modlin, P.C.; Director of Fedders
                                    Corporation and General DataComm Industries, Inc.;
                                    66

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth the compensation paid or awarded for each of the three years in the period ended December 31, 1997 to the Chief Executive Officer and the Corporation's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                        --------------------------------------   ------------    ALL OTHER
                                                                OTHER ANNUAL       OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)    GRANTED(#)       ($)(1)
  ---------------------------    ----   ---------   --------   ---------------   ------------   ------------
Richard Brandt, Chairman.......  1997    318,421    123,037         69,830              --          8,424
of the Board(2)                  1996    105,578     93,163        267,049              --         14,975
                                 1995         --     78,618        368,146              --         57,549

Victor Liss, Chief Executive...  1997    238,847    185,124          5,150          25,000          8,763
Officer, President and Vice      1996    212,885    133,434          5,150              --          4,180
Chairman(2)                      1995    223,237    106,230          4,800           5,000          l,888

Michael R. Mulcahy.............  1997    255,164     30,000             --              --             --
Executive Vice President,        1996    211,760     33,219             --              --             --
former Senior Vice President     1995    166,593     21,458             --           1,500             --
and Vice President of Sales
Karl P. Hirschauer.............  1997    112,153      7,813             --              --             --
Senior Vice President            1996    103,846      5,938             --              --             --
former Vice President            1995     98,654      5,000             --           1,000             --
of Engineering
Thomas F. Mahoney..............  1997    138,976      7,813             --              --             --
Senior Vice President, former    1996    128,660      3,463             --              --             --
Vice President and Assistant     1995    144,415         --             --           1,000             --
Vice President of Sales

---------------
(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts. The amounts reflected for Mr. Brandt include $7,874, $13,764 and $57,549 for tax equalization payments in 1997, 1996 and 1995, respectively, resulting from limitations placed on the Retirement Plan by the Internal Revenue Code and FICA taxes. The amounts reflected for Mr. Liss represent split dollar life insurance, additional life insurance and disability insurance.

(2) During the period January l, 1994 to August 15, 1996, the Chairman was not an executive officer under the Corporation's by-laws and the bonuses and other annual compensation constituted fees and other payments under his former consulting agreement with the Corporation. Other annual compensation for Messrs. R. Brandt and Liss includes directors fees.

COMPENSATION COMMITTEE REPORT

     All matters concerning executive compensation for Mr. Liss, the Chief Executive Officer, and other executive officers are considered by the Corporation's Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officer and all other executive officers, the Compensation Committee considers management's recommendations based upon past salary levels, contractual obligations where applicable, experience, capability, duties, normal salary increase levels in past years, and the Corporation's and respective individual's performance during the last fiscal year. The Chief Executive Officer's compensation is based upon the above factors and includes bonuses as described in the section on Employment Agreements.

RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT BENEFITS

     A cash contribution of $247,255 for the individuals listed in the Summary Compensation Table, except Mr. R. Brandt, and all other eligible employees to the Corporation's retirement plan for 1997 will be made prior to September 15, 1998. Under the supplemental retirement arrangement with Mr. Liss, $62,482, $62,512 and $43,723 was accrued but not paid in 1997, 1996 and 1995, respectively.

     The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. The following table presents estimated retirement benefits payable at normal retirement date, which normally is age 65. The amounts shown include estimated Social Security benefits which would be deducted in calculating benefits payable under such Plan.

                                                  ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                     BASED ON CREDITED SERVICE YEARS
FINAL AVERAGE SALARY FOR HIGHEST FIVE OF  -----------------------------------------------------
   THE TEN YEARS PRECEDING RETIREMENT       10         20         30          35          40
----------------------------------------  -------    -------    -------    --------    --------
$100,000...............................   $15,000    $30,000    $45,000    $ 52,500    $ 60,000
 125,000...............................    18,750     37,500     56,250      65,625      75,000
 150,000...............................    22,500     45,000     67,500      78,750      90,000
 200,000(1)............................    30,000     60,000     90,000     105,000     120,000(2)

     As of January 1, 1998, Messrs. Liss, Mulcahy, Hirschauer and Mahoney had 29, 30, 18 and 30 years of credited service, respectively.
---------------
(1) $160,000 is the legislated annual cap on compensation.
(2) $125,000 is the maximum legislated annual benefits payable from a qualified pension plan.

CERTAIN TRANSACTIONS

     During the year 1997, $374,583 in fees for legal services rendered were paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is a member.

     A subsidiary of the Corporation loaned an aggregate of $320,385 during the years 1989 through 1996 to Dr. Fromme, Chairman of the Executive Committee, to fully pay the premiums on a $500,000 life insurance policy on his life. The Corporation has received an assignment of the policy as collateral for the repayment to the extent the proceeds of the policy are in excess of $200,000. The loans plus accrued interest are repayable solely from the proceeds from the policy.

     Messrs. Matthew Brandt and Thomas Brandt are Senior Vice Presidents of the Corporation and each is employed by the Corporation at an annual compensation level of $110,000.

EMPLOYMENT AGREEMENTS


     The Corporation has employment agreements with Messrs. Brandt, Liss, Mulcahy, Hirschauer and Mahoney expiring on December 31, 2002, April 1, 2002, May 31, 1998, December 31, 1999 and May 31, 1998, respectively. The agreements provide for annual compensation of $368,535 (subject to cost of living adjustments) for Mr. Brandt; at the rate of $240,000 in 1998, plus an additional $10,000 each year thereafter for Mr. Liss; $155,000 through May 1998 for Mr. Mulcahy; $114,000 in 1998 and $120,000 in 1999 for Mr. Hirschauer; and $85,000
through May 1998 for Mr. Mahoney. Each agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $125,000, $250,000, $30,000, $20,000 and $20,000 in the case of
Messrs. Brandt, Liss, Mulcahy, Hirschauer and Mahoney, respectively. Each agreement also contains varying disability, death and, other than Messrs. Hirschauer and Mahoney, insurance benefits. Mr. Brandt's agreement provides for profit participation of 1 1/2% of the Corporation's defined pre-tax consolidated earnings. Mr. Mulcahy's agreement provides for sales override commissions and severance benefits. Mr. Mahoney's agreement provides for sales override commissions. Messrs. Brandt and Liss have the right to cancel their agreements if, among other things, in the case of Mr. Liss, Mr. Liss gives six months early termination notice (after January 1, 2000) or there is a "change in control" as defined therein or the Corporation fails to elect him to his present positions and, in the case of Mr. Brandt, the Corporation fails to elect him to his present position in which case he has the right to receive the payments for the balance of the term of his agreement, including certain lump sum payments thereof. The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the Securities and Exchange Commission, for the full terms thereof.

STOCK OPTION PLANS AND STOCK OPTIONS

     The Corporation has two incentive stock option plans which provide for the grant of incentive stock options at fair market value (or 110% of fair market value if the optionee owns more than 10% of the Corporation's outstanding voting securities) on date of grant. Options outstanding are exercisable during the period one to ten years after date of grant and while the holder is in the employ of the Corporation. The following tables set forth information as to the named executive officers with respect to the value realized on exercise of stock options, stock options granted pursuant to the existing plans during 1997, the potential gain that could be realized if the fair market value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the ten year period of the option term and fiscal year-end option values.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                               INDIVIDUAL GRANTS                           ANNUAL RATES
                           ---------------------------------------------------------      OF STOCK PRICE
                                         % OF TOTAL                                      APPRECIATION FOR
                                     OPTIONS GRANTED TO    EXERCISE OR                      OPTION TERM
                           OPTIONS      EMPLOYEES IN      BASE PRICE($)   EXPIRATION   ---------------------
          NAME             GRANTED      FISCAL YEAR         PER SHARE        DATE        5%($)      10%($)
          ----             -------   ------------------   -------------   ----------   ---------   ---------
Victor Liss..............  25,000          92.25%            11.0625       1/1/2007     174,000     441,000


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                          VALUE OF
                                                                       NUMBER OF        UNEXERCISED
                                                                      UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS AT         OPTIONS AT
                                                                      FISCAL YEAR       FISCAL YEAR
                                          OPTION EXERCISES                END              END($)
                                   ------------------------------    -------------    ----------------
                                   SHARES ACQUIRED       VALUE       EXERCISABLE/       EXERCISABLE/
              NAME                   ON EXERCISE      REALIZED($)    UNEXERCISABLE    UNEXERCISABLE(1)
              ----                 ---------------    -----------    -------------    ----------------
Richard Brandt...................          --               --           12,500/--          90,625/--
Victor Liss......................       5,194           39,349       20,900/25,000     141,781/92,188
Michael R. Mulcahy...............          --               --            5,500/--          30,313/--
Karl P. Hirschauer...............          --               --            3,000/--          18,563/--
Thomas F. Mahoney................          --               --            1,000/--           6,625/--

---------------
(1) Market value of underlying securities at fiscal year end, minus the exercise price.

                     FIVE YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 1997 with the total return on the American Stock Exchange Market Value Index ("AMEX MKT"), the Russell 2000 Index ("RUSSELL 2000") and The American Stock Exchange New England Regional Index ("AMEX NE"). The American Stock Exchange has ceased to track the AMEX NE, therefore the Corporation has selected the RUSSELL 2000 as a peer group. The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.

                      COMPARATIVE FIVE YEAR TOTAL RETURNS*

 Trans-Lux Corporation, AMEX Market Value Index, Russell 2000 Index**, AMEX New
                            England Regional Index**


     Measurement Period                           RUSSELL
   (Fiscal Year Covered)         AMEX MKT           2000           AMEX NE            TLX
1992                              100.00           100.00           100.00           100.00
1993                              119.52           117.00           117.69           119.75
1994                              108.69           113.28           112.07           119.95
1995                              137.32           142.97           154.67           106.82
1996                              146.10           164.07           135.19           146.19
1997                              177.20           197.74                            195.41

*  Cumulative total return assumes reinvestment of dividends.

** Peer group consists of the RUSSELL 2000 and the AMEX NE. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, AMEX MKT, RUSSELL 2000 and AMEX NE.

     PROPOSALS TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION TO (A) INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 11,000,000 SHARES AND (B) INCREASE AUTHORIZED SHARES OF CLASS A STOCK TO 6,000,000 SHARES.


     At the present time the Corporation has authorized capital of 10,000,000 shares consisting of 5,500,000 shares of Common Stock, $1.00 par value, 3,000,000 shares of Class A Stock, $1.00 par value, 1,000,000 shares of Class B Stock, $1.00 par value and 500,000 shares of Preferred Stock, $1.00 par value. Of the Common Stock, 2,759,446 shares are issued and outstanding, 1,766,603 shares are held in treasury and 2,740,554 shares are authorized, but unissued. Of such 2,740,554 unissued shares, 2,721,727 are reserved for conversion of Class B Stock, Convertible Notes and Stock Option Plans. There are 297,286 shares of Class B Stock outstanding and no shares of Class A Stock or Preferred Stock outstanding. The Board of Directors has proposed separate votes that the authorized Common Stock be increased from 5,500,000 shares to 11,000,000 shares, the authorized Class A Stock be increased from 3,000,000 shares to 6,000,000 shares and the total authorized shares be accordingly increased.


     The purpose of the amendments is to provide greater flexibility in the capitalization of the Corporation to meet the constantly changing needs of the Corporation and the market place. The additional shares of Common Stock and/or Class A Stock may be issued from time to time in connection with equity capital offerings, acquisitions, employee stock option plans, stock dividends, and other corporate purposes. If the proposed amendments are authorized, the Board of Directors may be in a position to issue such shares without further approval of the stockholders, although certain employee stock options or similar plans may require stockholders' approval. Although the Corporation is continually alert to acquisitions and other investment opportunities, there have been no previous acquisitions for stock.

     The total authorized shares of Common Stock is being increased to provide shares to be available upon conversion of the Class A Stock under limited circumstances (see "Description of Capital Stock - Convertibility"). The Common Stock and Class A Stock have substantially identical rights, except that the holders of the Class A Stock have a 10% higher dividend right than the Common Stock (and 22.2% higher than Class B Stock) and are not entitled to vote on any matter unless and until all of the Class B Stock is converted into Common Stock as provided in the Certificate of Incorporation or as otherwise required by law. It is intended that an application for listing the Class A Stock on the American Stock Exchange will be filed if and when it meets such Exchange's listing requirements.

     Except for the stock dividends, any issuances of additional Class B shares must be authorized by vote of a majority of each of the outstanding shares of Common Stock and Class B Stock. Accordingly the authorized amount of Class B Stock remains unchanged because the Board of Directors believes there will be sufficient shares available to cover any foreseeable requirements of Class B Stock for stock dividends or stock splits.

     If the stockholders approve the proposals to increase authorized capital stock, it is expected that an Amendment or Amendments to the Corporation's Certificate of Incorporation reflecting the changes resulting from the proposals will subsequently be filed with the Secretary of State of the State of Delaware and become effective on the respective filing thereof. The Board of Directors in its resolution authorizing the proposals reserves the right at any time prior to filing of any such amendments, notwithstanding stockholder approval, to abandon either or both such proposed amendments. A copy of the first paragraph of Article Fourth of the Certificate of Incorporation setting forth the authorized capitalization, as proposed to be amended, is attached hereto as Exhibit A.

DESCRIPTION OF CAPITAL STOCK

     Following is a summary of the rights, preferences, powers and limitations of the Common Stock, Class A Stock and Class B Stock.

     Voting. The shares of Common Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share on all matters submitted to stockholders. The holders of Common Stock are entitled to vote separately as a class (as are the holders of Class B Stock) on all matters requiring an amendment to the Corporation's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of Common Stock, Class A Stock and Class B Stock do not have preemptive rights or cumulative voting rights. Each share of Class A Stock has no voting rights except as otherwise required by law. Under the Delaware General Corporation Law, holders of Class A Stock are entitled to vote on proposals to increase or decrease the number of authorized shares of Class A Stock, change the par value of the Class A Stock or to alter or change the powers, preferences or special rights of the shares of Class A Stock which may affect them adversely.

     Dividends and Other Distributions. Dividends on the Common Stock will be paid if, and when declared. The Common Stock is entitled to cash dividends which are 11.1% higher per share than the cash dividends which may be paid on the Class B Stock. Except as otherwise set forth herein the Common Stock and the Class B Stock rank equally. Stock dividends on and stock splits of Common Stock will only be payable or made in shares of Common Stock while stock dividends on and stock splits of Class B Stock will only be payable or made in shares of Class B Stock. Each outstanding share of Class A Stock will be entitled to receive such dividends and other distributions in cash, stock or property as may be declared by the Board of Directors of the Corporation, provided that, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class A Stock in an amount 10% higher than the amount per share paid on the Common Stock and 21.1% higher than that paid on the Class B Stock. In no event shall dividends and other distributions be paid on any of the Common Stock, Class A Stock or Class B Stock unless the other such classes of stock also receive dividends subject to the above provisions for the requirement of the respective higher cash dividends for Class A Stock and Common Stock. Dividends or other distributions payable in shares of stock shall be made to holders of Class A Stock in shares of Class A Stock. The Certificate of Incorporation provides that the Board of Directors can authorize a distribution of Class A Stock proportionately to holders of Common Stock, Class A Stock and Class B Stock. In no event will either Common Stock, Class A Stock or Class B Stock be split, divided or combined unless the others are also proportionately split, divided or combined. The Corporation currently pays cash dividends on a quarterly basis of $.035 and $.0315 per share on the Common Stock and Class B Stock, respectively.

     Convertibility. The Class A Stock will convert into Common Stock only at such time as all of the Class B Stock is converted to Common Stock in accordance with the terms of the Certificate of Incorporation. The Certificate of Incorporation provides that if the number of shares of Class B Stock falls below 5% of the aggregate number of outstanding shares of Common Stock and Class B Stock, or if the Board of Directors and a majority of the shares of Class B Stock so approve, the outstanding shares of Class B Stock will be converted into Common Stock.

     Other Distributions. The holders of Common Stock, Class A Stock and Class B Stock are each entitled to receive the same consideration per share in the event of any liquidation, dissolution or winding-up of the Corporation.

     Mergers and Acquisitions. The holders of Common Stock, Class A Stock and Class B Stock are each entitled to receive the same per share consideration as the per share consideration, if any, received in a merger or consolidation of the Corporation (whether or not the Corporation is the surviving corporation).


REASONS FOR THE PROPOSALS



     Mr. Richard Brandt, individually, owns approximately 62.22% of the outstanding shares of Class B Stock. Financings, acquisitions or other transactions involving the issuance of stock which the Board of Directors determines to be in the best interests of all of the stockholders might dilute the voting power of existing stockholders, including the holders of Class B Stock, and might cause the Class B Stock to be converted into Common Stock by reason of reducing the number of shares of Class B Stock to fall below 5% of the aggregate number of outstanding shares of Common Stock and Class B Stock. The Board of Directors of the Corporation approved the increase in authorized Class A Stock and Common Stock to provide the Corporation with increased flexibility in the future, including ability to utilize the Class A Stock to fund employee benefit plans and to raise equity capital or to issue convertible debt or convertible preferred stock as means to finance future growth without diluting the voting power of the Corporation's existing stockholders including Mr. Brandt if Class A Stock is so utilized. The Corporation is considering various financing alternatives which may involve the issuance in the future of equity securities, including a possible equity offering or stock dividend of Class A Stock to the holders of Common Stock and Class B Stock, but no determination or authorization has been made. No other additional specific issuances are presently contemplated. In order to minimize dilution of voting power to existing stockholders, the Corporation might be more likely to issue shares of Class A Stock instead of Common Stock in the future to raise equity (either through the issuance of Class A Stock or securities convertible into Class A Stock), finance acquisitions or fund benefit plans.



     The affirmative vote of a majority of the shares entitled to vote of each of the Common Stock and Class B Stock voting separately is required to approve each of the proposed amendments to the Corporation's Certificate of Incorporation to (a) increase authorized shares of Common Stock to 11,000,000 shares and (b) increase authorized shares of Class A Stock to 6,000,000 shares. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENTS TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO (A) INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 11,000,000 SHARES AND (B) INCREASE AUTHORIZED SHARES OF CLASS A STOCK TO 6,000,000 SHARES. IT IS INTENDED THAT PROXIES SOLICITED HEREBY WILL BE VOTED FOR SUCH AMENDMENTS TO THE CORPORATION'S CERTIFICATE OF INCORPORATION UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.


                       SELECTION OF INDEPENDENT AUDITORS

     The auditors recommended to be retained by the Board of Directors, Deloitte & Touche LLP, have advised the Corporation that they have no direct financial interest or any material indirect financial interest in the Corporation, nor did they have any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Such auditors were first retained in 1987 as auditors for the Corporation's 1987 fiscal year.

     Representatives of such auditors are expected to be at the Meeting of the stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such representatives. The affirmative vote of a majority of the total votes cast at the Meeting by the holders of Common Stock and Class B Stock combined is required to approve the proposal to recommend the independent auditors.

           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     During 1997, the Board of Directors had four meetings. All directors attended 75% or more of such meetings and of committees of which they were members. Non-employee directors receive an annual fee of $3,500 and $950 for each meeting of the Board attended, while employee directors receive an annual fee of $2,200 and $450 for each meeting of the Board attended.


     The members of the Executive Committee of the Board of Directors are Messrs. Brandt, Greenes, Liss and Modlin and Dr. Fromme. The Executive Committee is authorized to exercise the powers of the Board of Directors during the intervals between the meetings of the Board and is from time to time delegated certain authorizations by the Board in matters pertaining to the Corporation. The Executive Committee held one meeting in 1997. Non-employee members of said Committee receive a fee of $550 and employee members receive a fee of $300 for each meeting of the Committee they attend. Dr. Fromme receives an annual fee of $12,000 as Chairman of the Executive Committee and for other consulting services, including his participation in telephonic conferences. Mr. Greenes receives an annual fee of $6,000 as Vice Chairman of the Executive Committee and for other consulting services, including his participation in telephonic conferences.


     The members of the Compensation Committee of the Board of Directors are Messrs. Greenes, Jankowski and Modlin, and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee held two meetings in 1997. Members of said Committee receive a fee of $300 for each meeting of the Committee they attend and the Chairman, Mr. Modlin, receives an annual fee of $2,500.

     The members of the Audit Committee of the Board of Directors are Messrs. Baruch, Brenner, Greenes and Modlin and Ms. Firstenberg. The Audit Committee reviews the audit function and material aspects thereof with the Corporation's independent auditors. The Audit Committee held two meetings in 1997. Members of said Committee receive a fee of $300 for each meeting of the Committee they attend and the Chairperson, Ms. Firstenberg, receives an annual fee of $2,500.

     The Board of Directors has not established a nominating or similar committee.

     On June 20, 1989, the Board of Directors established a Non-Employee Director Stock Option Plan which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on ten or more years of service and an additional 1,000 stock options based on twenty or more years of service. Additional stock options are granted upon the expiration or exercise of any such option which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's monthly reporting compliance program, the Corporation believes that during the preceding year all filing requirements applicable to executive officers and directors were met.

                  STOCKHOLDER PROPOSALS -- 1999 ANNUAL MEETING


     If any stockholder desires to submit a proposal for action at the 1999 annual meeting, such proposal must be received by the Secretary of the Corporation on or before December 1, 1998. Nominations for directors at the 1999 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before January 27, 1999.


                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of ten. Solicitation will be made by mail, telephone and in person.

                                          By Order of the Board of Directors

                                              ANGELA D. TOPPI
                                                 Secretary

Dated: Norwalk, Connecticut
      March 31, 1998

                                                                       EXHIBIT A

              PROPOSED AMENDED FIRST PARAGRAPH OF ARTICLE FOURTH*


     (a) "FOURTH: The aggregate number of shares of all classes which the Corporation shall have authority to issue 18,500,000, consisting of 11,000,000 shares of Common Stock having a par value of $1.00 per share, 6,000,000 shares of Class A Stock having a par value of $1.00 per share, 1,000,000 shares of Class B Stock having a par value of $1.00 per share, and 500,000 shares of Preferred Stock having a par value of $1.00 per share."


*Assumes both amendments are approved and neither is abandoned.

                                      LOGO

                                      LOGO

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                  MAY 27, 1998

                              NORWALK, CONNECTICUT

PROXY
                             TRANS-LUX CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1998
                  (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints RICHARD BRANDT, VICTOR RUSS and HOWARD S. MODEN, and each of them, the attorneys and parties of the undersigned, with full power of substitution, to vote for and in the name, phase and stead of the undersigned, with a Annual Meeting of the Stockholders of said Corporation, to be held at the office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on May 27, 1998, at 10:00 A.M., and at any adjournment thereof, the number of votes of the undersigned would be entitled to each of present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR items 1,2a, 2b and 3.

Item 1   / / FOR    / / NOT FOR

Election of Richard Brandt, Joan Furstenberg, Gene Jankowski and Victor Russ as directors for a three-year term, and until their successors are elected and shareholder qualified.

Authority is withheld with respect to the following nominee(s):

--------------------------------------------------------------------------------


Item 2a   / / FOR     / / AGAINST     / /ABSTAIN

Approve increase in authorized shares of Common Stock to 11,000,000 shares.

Item 2b   / / FOR     / / AGAINST     / /ABSTAIN

Approve increase in authorized shares of Class A Stock to 6,000,000 shares.

Item 3    / / FOR     / / AGAINST     / /ABSTAIN

Recommended on notice of Deloitte & Touche LLP as the independent auditors for the Corporation for the ensuing years.

                                     (Continued and to be signed on other side.)



UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEM 2a, ITEM 2b and ITEM 3.

A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated March 31, 1998.

                              Dated:                        , 1998
                                    ------------------------


                                                                  (L.S.)
                              ------------------------------------
                                     Stockholder(s) Signature


                                                                  (L.S.)
                              ------------------------------------

                              NOTE: This proxy properly filled in, dated and signed, should be returned immediately in the enclosed postpaid envelope to TRANS-LUX CORPORATION, 110 Richards Avenue, Norwalk, Connecticut 06856-5090. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. If signing as attorney, executor, administrator, trustee or guardian, please give your full title.